Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces

2010 Fourth Quarter Results

Newton, MA (February 24, 2011): CommonWealth REIT (NYSE: CWH) today announced financial results for the quarter and year ended December 31, 2010.

Results for the Quarter Ended December 31, 2010:

Funds from operations (FFO) available for common shareholders for the quarter ended December 31, 2010 was $63.8 million, or $0.88 per basic and diluted share, compared to FFO available for common shareholders for the quarter ended December 31, 2009 of $62.6 million, or $1.12 per share basic and $1.09 per share diluted.

Net income (loss) available for common shareholders was $6.7 million for the quarter ended December 31, 2010, compared to ($22.9) million for the same quarter last year.  Net income (loss) available for common shareholders per share, basic and diluted, (EPS) for the quarters ended December 31, 2010 and 2009 was $0.09 and ($0.41), respectively.  Net income for the quarter ended December 31, 2010 includes net gains of $133.2 million, or $1.85 per share, from the sale of properties and $20.4 million, or $0.28 per share, reflecting the gain on the previously reported acquisition of MacarthurCook Industrial Property Fund, offset by $15.9 million, or $0.22 per share, of related acquisition costs, $107.8 million, or $1.49 per share, of losses on impairment of 27 properties held for sale and five operating properties at December 31, 2010, and approximately $25.0 million, or $0.35 per share, of accelerated depreciation on eight properties expected to be taken out of service and razed in 2011.  Net loss for the quarter ended December 31, 2009 includes $31.9 million, or $0.57 per share, of losses on asset impairment.

The weighted average number of basic and diluted common shares outstanding totaled 72,138,686 and 79,436,851, respectively, for the quarter ended December 31, 2010, and 55,965,061 and 63,263,226, respectively, for the quarter ended December 31, 2009.

A reconciliation of net income determined according to U.S. generally accepted accounting principles, or GAAP, to FFO for the quarters ended December 31, 2010 and 2009 appears later in this press release.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Results for the Year Ended December 31, 2010:

FFO available for common shareholders for the year ended December 31, 2010 was $244.7 million, or $3.78 per share basic and $3.74 per share diluted, compared to FFO available for common shareholders for the year ended December 31, 2009 of $250.1 million, or $4.46 per share basic and $4.34 per share diluted.

Net income available for common shareholders was $81.8 million for the year ended December 31, 2010, compared to $114.0 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the years ended December 31, 2010 and 2009 was $1.26 and $2.03, respectively.  Net income for the year ended December 31, 2010 includes net gains of $172.1 million, or $2.66 per share, from the sale of properties, $34.8 million, or $0.54 per share, from the issuance of shares by an equity investee, and $20.4 million, or $0.32 per share, of acquisition gains, partially offset by $21.6 million, or $0.33 per share, of related acquisition costs, losses totaling $129.3 million, or $2.00 per share, on asset impairment, and approximately $25.0 million, or $0.39 per share, of accelerated depreciation recognized during the fourth quarter of 2010.  Net income for the year ended December 31, 2009 includes gains of $79.1 million, or $1.41 per share, from the sale of properties and $20.7 million, or $0.37 per share, of gain on early extinguishment of debt, offset by $31.9 million, or $0.57 per share, of losses on asset impairment.

The weighted average number of basic and diluted common shares outstanding totaled 64,703,429 and 72,001,594, respectively, for the year ended December 31, 2010, and 56,055,090 and 63,353,255, respectively, for the year ended December 31, 2009.

A reconciliation of net income determined according to U.S. GAAP to FFO for the years ended December 31, 2010 and 2009 appears later in this press release.

Occupancy and Leasing Results (excluding properties classified in discontinued operations):

As of December 31, 2010, 87.7% of CWH’s total square feet was leased, compared to 86.4% as of September 30, 2010 and 88.8% as of December 31, 2009.

CWH signed lease renewals for 1,550,000 square feet and new leases for 671,000 square feet during the quarter ended December 31, 2010 which had weighted average rental rates that were 5% below prior rents for the same space.  Average lease terms for leases signed during the fourth quarter of 2010 were 6.9 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended December 31, 2010 totaled $9.73 per square foot on average.

Recent Investment and Sale Activities:

Since October 1, 2010, CWH has acquired 30 properties with approximately 4.5 million square feet and it has entered agreements to acquire six properties with approximately 1.2 million square feet for an aggregate purchase price of approximately $895.5 million, excluding closing costs and including the assumption of approximately $15.3 million of mortgage debt that is not currently prepayable:

•                  In October 2010, CWH closed on the previously reported acquisition of MacarthurCook Industrial Property Fund, an Australian property trust that owned at the time 10 industrial properties with approximately 1.4 million square feet.  These properties are 90% leased to 14 tenants for a weighted (by rents) average lease term of 4.7 years.  The purchase price for these properties was approximately $84.8 million, excluding acquired positive working capital and closing costs.

•                  In October 2010, CWH closed on the previously reported acquisition of three office properties located in Carson, CA with a combined 190,000 square feet.  These properties are 100% leased to Northrop Grumman for 6.0 years.  The aggregate purchase price was $22.7 million, excluding closing costs.

•                  In October 2010, CWH closed on the previously reported acquisition of a two tower office property located in Chicago, IL with 631,445 square feet.  This property is 90% leased to 33 tenants for a weighted (by rents) average lease term of 7.3 years.  The purchase price was $96.3 million, excluding closing costs.

•                  In December 2010, CWH closed on the previously reported acquisition of seven office properties located in Birmingham, AL with a combined 904,109 square feet.  These properties are 95% leased to 40 tenants for a weighted (by rents) average lease term of 4.5 years.  The aggregate purchase price was $92.5 million, excluding closing costs.

•                  In December 2010, CWH acquired an office property located in Folsom, CA with 96,022 square feet.  This property is 100% leased to Micron Technology, Inc. for 9.3 years.  The purchase price was $32.3 million, excluding closing costs.

•                  In December 2010, CWH acquired an office property located in Sydney, Australia with 313,865 square feet.  This property is 100% leased to Telstra Corporation Limited for 9.3 years.  The purchase price was $191.1 million, excluding closing costs.

•                  In January 2011, CWH acquired three office properties located in Boca Raton, FL with a combined 639,830 square feet.  These properties are 100% leased to Office Depot for 12.8 years.  The aggregate purchase price was $171.0 million, excluding closing costs.

•                  In January 2011, CWH acquired an office property located in Columbia, SC with 115,028 square feet.  This property is 99% leased to six tenants for a weighted (by rents) average lease term of 4.8 years.  The purchase price was $12.0 million, excluding closing costs.

•                  In January 2011, CWH acquired an office property located in Chelmsford, MA with 98,048 square feet.  This property is 100% leased to Comcast Corporation for 5.2 years.  The purchase price was $10.0 million, excluding closing costs.

•                  In February 2011, CWH acquired an office property located in Montvale, NJ with 119,089 square feet.  This property is 100% leased to three tenants for a weighted (by rents) average lease term of 6.4 years.  The purchase price was $20.6 million, excluding closing costs.

•                  In November 2010, CWH entered a purchase and sale agreement to acquire four office properties located in Stafford, VA with a combined 149,023 square feet.  These properties are 100% leased to ten tenants for a weighted (by rents) average lease term of 1.7 years.  The aggregate purchase price is $25.7 million, excluding closing costs and including the assumption of approximately $15.3 million of mortgage debt.  CWH expects to acquire these properties during the first quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

•                  In February 2011, CWH entered a purchase and sale agreement to acquire two mixed use office properties located in Phoenix, AZ with a combined 1,063,364 square feet.  These properties are 92% leased to 44 tenants for a weighted (by rents) average lease term of 9.8 years.  The aggregate purchase price is $136.5 million, excluding closing costs.  CWH expects to acquire these properties during the first quarter of 2011; however, this acquisition is subject to customary closing conditions and no assurance can be given that this acquisition will be consummated in that time period or at all.

Since October 1, 2010, CWH has sold 29 properties with approximately 3.1 million square feet for an aggregate sales price of $473.0 million, excluding closing costs:

•                  In November 2010, CWH entered agreements with Senior Housing Properties Trust to sell 27 properties which are majority leased as medical office, clinic and biotech laboratory buildings with approximately 2.8 million combined square feet for aggregate sales prices of $470.0 million, excluding closing costs.  In November and December 2010, CWH sold 21 of these properties with approximately 2.1 million combined square feet for aggregate sales prices of $374.1 million, excluding closing costs.  The remaining six properties with approximately 737,000 combined square feet were sold in January 2011 for $95.9 million, excluding closing costs.

•                  In November 2010, CWH sold an industrial property located in Cleveland, OH with 168,000 square feet for $700,000, excluding closing costs.

•                  In February 2011, CWH sold an industrial property located in Adairsville, GA with 101,400 square feet for $2.3 million, excluding closing costs.

•                  CWH also currently has 27 properties located throughout the United States with a combined 2.9 million square feet listed for sale with third party brokers.  CWH expects to sell these properties sometime in 2011; however, no assurance can be given that any of the properties will be sold in that time period or at all.

Recent Financing Activities:

•                  In October 2010, CWH repaid, at maturity, all $20.0 million of its 8.625% unsecured senior notes due 2010, using cash on hand.

•                  In October 2010, CWH redeemed the remaining 7.0 million shares of its 8 ¾% series B preferred shares for $25.00 each plus accrued and unpaid distributions.  CWH funded this redemption with borrowings under its revolving credit facility.

•                  In December 2010, CWH entered a five year $400.0 million unsecured term loan.  The term loan matures on December 15, 2015, and is prepayable, without penalty, beginning in December 2012.  Interest paid under the term loan is set at LIBOR plus 200 basis points, subject to adjustments based on CWH’s credit ratings.  Net proceeds from the term loan were used to repay amounts outstanding under CWH’s revolving credit facility and for general business purposes, including property acquisitions.

Conference Call:

On February 24, 2011, at 1:00 p.m. Eastern Time, Adam Portnoy, Managing Trustee & President, and John Popeo, Chief Financial Officer, will host a conference call to discuss the fourth quarter financial results.  Following the company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 230-1059.  Participants calling from outside the United States and Canada should dial (612) 234-9959.  No pass code is necessary to access either call.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, March 3rd.  To hear the replay, dial (320) 365-3844.  The replay pass code is 179297.

A live audio webcast of the conference call will also be available in a listen only mode on CWH’s website, which is located at www.cwhreit.com.  Participants wanting to access the webcast should visit CWH’s website about five minutes before the call.  The archived webcast will be available for replay on CWH’s website for about one week after the call.  The recording and retransmission in any way of CWH’s fourth quarter conference call is strictly prohibited without the prior written consent of CWH.

Supplemental Data:

A copy of CWH’s Fourth Quarter 2010 Supplemental Operating and Financial Data is available for download at CWH’s website, www.cwhreit.com.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office and industrial properties located throughout the United States.  As of December 31, 2010, CWH owned 481 properties with 64.0 million square feet, including 17.9 million square feet of leased industrial and commercial lands in Oahu, Hawaii and 11 properties with a combined 1.8 million square feet in Australia.  CWH is headquartered in Newton, MA.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition and for an explanation of our calculation of FFO.  CWH’s website is not incorporated as part of this press release.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS TO ACQUIRE CERTAIN PROPERTIES.  THESE TRANSACTIONS ARE SUBJECT TO VARIOUS TERMS AND CONDITIONS TYPICAL OF COMMERCIAL REAL ESTATE TRANSACTIONS.  THESE TERMS AND CONDITIONS MAY NOT BE MET.  AS A RESULT, SOME OR ALL OF THESE TRANSACTIONS MAY NOT OCCUR OR MAY BE DELAYED.

•                  THIS PRESS RELEASE STATES THAT WE ARE CURENTLY MARKETING CERTAIN PROPERTIES FOR SALE.  THERE IS NO GUARANTEE THAT WE WILL FIND BUYERS FOR THESE PROPERTIES OR THAT THE TERMS OFFERED BY POTENTIAL BUYERS WILL BE ACCEPTABLE.  AS A RESULT, SOME OR ALL OF THESE PROPERTIES MAY NOT BE SOLD.

THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN OUR PERIODIC REPORTS, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

(END)

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

(unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Rental income	$202,998	$193,660	$793,370	$770,941

Expenses:
Operating expenses	85,193	80,876	333,889	323,255
Depreciation and amortization	72,993	44,706	207,884	177,019
General and administrative	10,921	9,870	39,646	36,575
Acquisition related costs	18,588	2,011	21,560	4,298
Total expenses	187,695	137,463	602,979	541,147

Operating income	15,303	56,197	190,391	229,794

Interest and other income	1,022	355	3,159	1,194
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $1,890, $1,516, $7,150 and $6,124, respectively)	(45,926)	(41,908)	(179,642)	(166,855)
Loss on asset impairment	(9,320)	(11,699)	(30,811)	(11,699)
(Loss) gain on early extinguishment of debt	—	—	(796)	20,686
Equity in earnings of investees	1,821	2,728	8,464	6,546
Gain on issuance of shares by an equity investee	—	—	34,808	—
Gain on sale of properties	—	—	34,336	—
Gain on asset acquisition	20,392	—	20,392	—
(Loss) income from continuing operations before income tax expense	(16,708)	5,673	80,301	79,666
Income tax expense	(221)	(217)	(550)	(735)
(Loss) income from continuing operations	(16,929)	5,456	79,751	78,931
Discontinued operations:
Income from discontinued operations	4,486	4,498	16,591	26,793
Loss on asset impairment	(98,453)	(20,183)	(98,453)	(20,183)
Loss on early extinguishment of debt	—	—	(248)	—
Net gain (loss) on sale of properties	133,200	(24)	137,768	79,133
Net income (loss)	22,304	(10,253)	135,409	164,674
Preferred distributions	(9,732)	(12,667)	(47,733)	(50,668)
Excess redemption price paid over carrying value of preferred shares	(5,921)	—	(5,921)	—
Net income (loss) available for common shareholders	$6,651	$(22,920)	$81,755	$114,006

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

		Quarter Ended December 31,		Year Ended December 31,
		2010	2009	2010	2009
Calculation of Funds from Operations, or FFO (1):
Net income (loss)		$22,304	$(10,253)	$135,409	$164,674
Plus:	depreciation and amortization from continuing operations	72,993	44,706	207,884	177,019
Plus:	depreciation and amortization from discontinued operations	2,535	4,816	15,644	18,662
Plus:	acquisition related costs (2)	18,588	2,011	21,560	4,298
Plus:	FFO from investees	4,763	4,840	17,410	10,625
Plus:	loss on asset impairment from continuing operations	9,320	11,699	30,811	11,699
Plus:	loss on asset impairment from discontinued operations	98,453	20,183	98,453	20,183
Less:	loss (gain) on early extinguishment of debt from continuing operations	—	—	796	(20,686)
Less:	loss (gain) on early extinguishment of debt from discontinued operations	—	—	248	—
Less:	(gain) loss on sale of properties from continuing operations	—	—	(34,336)	—
Less:	(gain) loss on sale of properties from discontinued operations	(133,200)	24	(137,768)	(79,133)
Less:	gain on asset acquisition	(20,392)	—	(20,392)	—
Less:	equity in earnings of investees	(1,821)	(2,728)	(8,464)	(6,546)
Less:	gain on issuance of shares by an equity investee	—	—	(34,808)	—
FFO		73,543	75,298	292,447	300,795
Less:	preferred distributions	(9,732)	(12,667)	(47,733)	(50,668)
FFO available for common shareholders		$63,811	$62,631	$244,714	$250,127

Weighted average common shares outstanding – basic		72,139	55,965	64,703	56,055
Weighted average common shares outstanding – diluted (3)		79,437	63,263	72,001	63,353

Per common share:
(Loss) income from continuing operations available for common shareholders – basic and diluted		$(0.45)	$(0.13)	$0.40	$0.50
Income (loss) from discontinued operations – basic and diluted		$0.54	$(0.28)	$0.86	$1.53
Net income (loss) available for common shareholders – basic and diluted		$0.09	$(0.41)	$1.26	$2.03
FFO available for common shareholders – basic		$0.88	$1.12	$3.78	$4.46
FFO available for common shareholders – diluted		$0.88	$1.09	$3.74	$4.34

Common distributions paid		$0.50	$0.48	$1.96	$1.92

CommonWealth REIT

Consolidated Statements of Income and Funds from Operations (continued)

(amounts in thousands, except per share data)

(unaudited)

(1)

We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we exclude acquisition related costs as described in Note 2 below, gains from equity investments and early extinguishment of debt, loss on early extinguishment of debt unless settled in cash, and loss on asset impairment. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because, by excluding the effects of certain historical amounts, such as depreciation expense and items referred to above, FFO can facilitate a comparison of operating performance between periods and among REITs. FFO does not represent cash generated by operating activities in accordance with U.S. generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our Board of Trustees when determining the amount of distributions to shareholders. Also, some REITs may calculate FFO differently than us.

(2)	Represents costs associated with acquisitions that are expensed pursuant to the Business Combinations Topic of the FASB Accounting Standards CodificationTM.

(3)

As of December 31, 2010, our 15,180 outstanding series D preferred shares were convertible into 7,298 common shares. The effect of a conversion of our series D convertible preferred shares on income from continuing operations available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarters and years ended December 31, 2010 and 2009. Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Net income (loss) available for common shareholders	$6,651	$(22,920)	$81,755	$114,006
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
Net income (loss) available for common shareholders – diluted	$12,818	$(16,753)	$106,423	$138,674

FFO available for common shareholders	$63,811	$62,631	$244,714	$250,127
Add - Series D convertible preferred distributions	6,167	6,167	24,668	24,668
FFO available for common shareholders – diluted	$69,978	$68,798	$269,382	$274,795

Weighted average common shares outstanding – basic	72,139	55,965	64,703	56,055
Effect of dilutive Series D preferred shares	7,298	7,298	7,298	7,298
Weighted average common shares outstanding – diluted	79,437	63,263	72,001	63,353

CommonWealth REIT

Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	December 31,
	2010	2009
ASSETS
Real estate properties:
Land	$1,339,133	$1,237,808
Buildings and improvements	5,018,125	5,085,873
	6,357,258	6,323,681
Accumulated depreciation	(850,261)	(884,421)
	5,506,997	5,439,260
Properties held for sale	114,426	8,263
Acquired real estate leases, net	233,913	166,453
Equity investments	171,464	158,822
Cash and cash equivalents	194,040	18,204
Restricted cash	5,082	11,662
Rents receivable, net of allowance for doubtful accounts of $12,550 and $10,945, respectively	191,237	194,358
Other assets, net	171,361	124,299
Total assets	$6,588,520	$6,121,321

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$—	$110,000
Senior unsecured debt, net	2,854,540	2,258,466
Mortgage notes payable, net	351,526	624,184
Other liabilities related to properties held for sale	1,492	14
Accounts payable and accrued expenses	123,823	103,608
Acquired real estate lease obligations, net	65,940	47,348
Distributions payable	—	26,863
Rent collected in advance	27,988	30,366
Security deposits	22,523	23,097
Due to affiliates	8,998	8,309
Total liabilities	3,456,830	3,232,255

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; zero and 7,000,000 shares issued and outstanding, respectively, aggregate liquidation preference $175,000	—	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 72,138,686 and 55,965,061 shares issued and outstanding, respectively	721	560
Additional paid in capital	3,348,849	2,925,845
Cumulative net income	2,372,337	2,236,928
Cumulative common distributions	(2,675,956)	(2,576,582)
Cumulative preferred distributions	(432,252)	(382,596)
Cumulative other comprehensive income	4,706	2,547
Total shareholders’ equity	3,131,690	2,889,066
Total liabilities and shareholders’ equity	$6,588,520	$6,121,321